Exhibit (g)(1)

INVESTMENT ADVISORY AGREEMENT
PRISM MULTI STRATEGY FUND

AGREEMENT, made this 15th day of September 2017, between PRISM Multi Strategy Fund (“Fund”), a Delaware statutory trust, and Crow Point Partners, LLC, a Delaware limited liability company (“Adviser”).

WHEREAS, the Fund is registered as a closed-end management investment company under the Investment Company Act of 1940, as amended (“1940 Act”);

WHEREAS, the Adviser is registered as an investment adviser under the Investment Advisers Act of 1940, as amended (“Advisers Act”); and

WHEREAS, the Fund wishes to retain the Adviser to render investment management and investment advisory services to the Fund and the Adviser is willing to furnish such services to the Fund.

NOW, THEREFORE, in consideration of the premises and mutual covenants herein contained, it is agreed between the Adviser and the Fund as follows:

I.             Appointment

The Fund hereby appoints the Adviser to act as investment manager and investment adviser to the Fund for the periods and on the terms set forth herein. The Adviser accepts the appointment and agrees to furnish the services set forth herein for the compensation provided herein and agrees to render the services and carry out its obligations set forth in this Agreement. The Adviser as set forth herein may delegate certain of its duties and services under this Agreement to an affiliated or unaffiliated investment adviser (a “Sub-Adviser”).

II.            Services as Investment Adviser

        A.       Subject to the oversight of the Board of Trustees of the Fund (“Board”), the Adviser will:

1.          provide a program of continuous investment management to the Fund in accordance with the Fund’s investment objectives, strategies, policies and limitations as stated in the Fund’s prospectus (“Prospectus”) and statement of additional information (“SAI”) filed with the Securities and Exchange Commission (“SEC”), as they may be amended from time to time;

2.          invest and reinvest the assets of the Fund by selecting the securities, instruments, repurchase agreements, financial futures contracts, options and other investments and techniques that the Fund may purchase, sell, enter into or use and what portion of the assets of the Fund will be invested or held uninvested as cash;

3.          unless delegated to a Sub-Adviser, oversee the placement of purchase and sale orders on behalf of the Fund;

4.          employ professional portfolio managers and securities analysts to provide research services to the Fund; and

5.          unless delegated to a Sub-Adviser, vote all proxies solicited by or with respect to the issuers of securities in which assets of the Fund may be invested in a manner that complies with the Fund’s proxy voting policies and procedures and, in the good faith judgment of the Adviser, best serves the interests of the Fund’s shareholders; maintain records of all proxies voted on behalf of the Fund; and provide information to the Fund or its designated agent in a manner that is sufficiently complete and timely to ensure the Fund’s compliance with its filing obligations under the 1940 Act.

B.           In providing these services, the Adviser will provide the Fund with ongoing research, analysis, advice and judgments regarding individual investments, general economic conditions and trends and long-range investment policy. In addition, the Adviser will furnish the Fund with whatever statistical information the Fund may reasonably request with respect to the securities that the Fund may hold or contemplates purchasing.

C.           The Adviser may delegate some or all of its duties and obligations under this Agreement to a Sub-Adviser, including but not limited to managing the assets of the Fund and delegating the voting of proxies relating to the Fund’s portfolio securities in accordance with the proxy voting policies and procedures of such Sub-Adviser; provided, however, that any such delegation shall be pursuant to an agreement with terms approved in a manner consistent with the 1940 Act. However, no such delegation shall relieve the Adviser of its duties and obligations with respect to the management of the Fund’s assets pursuant to this Agreement and in accordance with applicable law.

D.            The Adviser further agrees that, in performing its duties hereunder, it will:

1.          comply, both itself and with respect to the Fund, in all material respects with (a) the 1940 Act and the Advisers Act and all rules and regulations thereunder, (b) the rules and regulations of the Commodity Futures Trading Commission (“CFTC”) with respect to the application of the Commodity Exchange Act (“CEA”), (c) the Internal Revenue Code of 1986, as amended (“Code”) and all applicable regulations under the Code, (d) the investment objectives, strategies, policies and limitations of the Fund as described in the Prospectus, (e) the Fund’s Agreement and Declaration of Trust and By-Laws, and (f) all other applicable federal and state law and regulations, and with all applicable policies and procedures adopted by the Board;

2.          manage the Fund or cause the Fund to be managed so that it will qualify, and continue to qualify, as a regulated investment company under Subchapter M of the Code and regulations issued thereunder;

3.          make available to the Board at reasonable times its portfolio managers and other appropriate personnel, either in person or, at the mutual convenience of the Board and the Adviser, by telephone, in order to review the investment policies, performance and other matters relating to the management of the Fund;

4.          use no inside information that may be in its possession or in the possession of any of its affiliates, nor will the Adviser seek to obtain any such information, in providing investment advice to the Fund;

5.          immediately notify the Fund and the Board in the event that the Adviser or any of its affiliates becomes aware that the Adviser: (a) is subject to a statutory disqualification that prevents the Adviser from serving as an investment adviser pursuant to this Agreement; (b) fails to be registered as an investment adviser under the Advisers Act or under the laws of any jurisdiction in which the Adviser is required to be registered as an investment adviser in order to perform its obligations under this Agreement; (c) fails to be a commodity trading adviser (“CTA”) that is either exempt from registration with the CFTC or is registered with the CFTC as a CTA and a member of the National Futures Association (“NFA”), whichever is applicable, in order to perform its obligations under this Agreement; (d) is the subject of an administrative proceeding or enforcement action by the SEC, the CFTC, the NFA or other regulatory or self-regulatory authority; or (e) is served or otherwise receives notice of any action, suit, proceeding, inquiry or investigation, at law or in equity, before or by any court, public board or body, or governmental authority, that involves or may reasonable be deemed to involve the affairs of the Fund. The Adviser further agrees to notify the Fund immediately of (a) any material fact known to the Adviser respecting or relating to the Adviser that is not contained in the Fund’s registration statement regarding the Fund, or any amendment or supplement thereto, but that is reasonably deemed to be material and, therefore, required to be disclosed therein, and (b) any statement contained in the Fund’s registration statement regarding the Fund that is untrue or becomes untrue in any material respect. The Adviser will promptly notify the Fund and the Board if its senior management or any member of the portfolio management team for the Fund changes or if an actual change in control or management of the Adviser occurs or is expected;

6.          not disclose information regarding the Fund’s characteristics, trading history, portfolio holdings or any other related information to any third party other than a Sub-Adviser, except in compliance with the Fund’s policies on disclosure of portfolio holdings, and otherwise treat as confidential and proprietary information regarding the Fund, including the Fund’s records and other information relative to the Fund and its prior, current or potential shareholders. The Adviser shall not use such records and information for any purpose other than the performance of its duties and responsibilities under this Agreement, except after prior notification to and approval in writing by the Fund, which approval shall not be unreasonably withheld and may not be withheld where the Adviser may be exposed to civil or criminal contempt proceedings for failure to comply, when requested to divulge such information by duly constituted authorities, or when so requested by the Fund;

7.          provide the Fund or the Board with such information and assurances (including certifications and sub-certifications) as the Fund or the Board may reasonably request from time to time in order to assist the Fund or the Board in complying with applicable laws, rules and regulations, including requirements in connection with the preparation and/or filing of the Fund’s Form N-CSRs, Form N-Qs or other required filings by the Fund;

8.          will promptly assist the Fund and any Sub-Adviser, if applicable, in (a) determining the fair value of portfolio securities when market quotations are not readily available (including promptly making knowledgeable personnel of the Adviser available for discussions with the administrator, the Board and/or any fair valuation committee appointed by the Board upon reasonable request), (b) obtaining bids and offers or quotes from broker-dealers or market-makers with respect to securities held by the Fund, and (c) providing information upon request on valuations the Adviser has determined of securities also held by other clients of the Adviser, all for the purpose of calculating the Fund’s net asset value in accordance with the policies, procedures and methods established by the Board; and

9.          meet with the Board to explain its activities at such times and places as the Board may reasonably request.

III.           Brokerage

The Adviser may place or cause a Sub-Adviser to place orders for the Fund directly with the issuers of the securities or any broker or dealer or through any electronic or other trading system. The Adviser may open and maintain brokerage accounts of all types on behalf of and in the name of the Fund. The Adviser may enter into standard customer agreements with brokers and direct payments of cash, cash equivalents and securities and other property into such brokerage accounts as the Adviser deems desirable or appropriate. In selecting brokers or dealers to execute transactions on behalf of the Fund, the Adviser will use its best efforts to seek the best overall terms available. In assessing the best overall terms available for the Fund transaction, the Adviser will consider all factors it deems relevant, including, but not limited to, the breadth of the market in the security, the price of the security, the financial condition and execution capability of the broker or dealer and the reasonableness of the commission, if any, for the specific transaction and on a continuing basis. In selecting broker-dealers to execute a particular transaction, and in evaluating the best overall terms available, the Adviser is authorized to consider the brokerage and research services (as those terms are defined in Section 28(e) of the Securities Exchange Act of 1934, as amended (“1934 Act”)) provided to the Fund and/or other accounts over which the Adviser or its affiliates exercise investment discretion. The parties hereto acknowledge that it is desirable for the Fund that the Adviser have access to supplemental investment and market research and security and economic analysis provided by broker-dealers who may execute brokerage transactions at a higher cost to the Fund than may result when allocating brokerage to other brokers on the basis of seeking the most favorable price and efficient execution. Therefore, the Adviser may cause the Fund to pay a broker-dealer that furnishes brokerage and research services a higher commission than that which might be charged by another broker-dealer for effecting the same transaction, provided that the Adviser determines in good faith that such commission is reasonable in relation to the value of the brokerage and research services provided by such broker-dealer, viewed in terms of either the particular transaction or the overall responsibilities of the Adviser to the Fund. It is understood that the services provided by such brokers may be useful to the Adviser in connection with the Adviser’s services to other clients. In accordance with Section 11(a) of the 1934 Act and Rule 11a2-2(T) thereunder and subject to any other applicable laws and regulations, the Adviser and its affiliates are authorized to effect portfolio transactions for the Fund and to retain brokerage commissions on such transactions. The Adviser may, but shall not be obligated to, aggregate or bunch orders for the purchase or sale of securities for the Fund with orders for its other clients where: (A) such aggregation or bunching of order is not inconsistent with the Fund’s investment objectives, policies and procedures, (B) the allocation of the securities so purchased or sold, as well as the expenses incurred in any such transaction, shall be made by the Adviser in a manner that is fair and equitable in the judgment of the Adviser, and (C) the Adviser shall be cognizant of its fiduciary obligations to the Fund and each of its other clients and shall enter into such transactions only where the rights of each client are considered and protected.

IV.          Records

A.            The Adviser agrees to maintain and to preserve for the periods prescribed under the 1940 Act, and other applicable statutes and rules, any such records as are required to be maintained by the Adviser with respect to the Fund by the 1940 Act and such other applicable statutes and regulations relating to its responsibilities provided hereunder, other than those records being maintained by any administrator, custodian or transfer agent appointed by the Fund pursuant to a contractual arrangement with the Fund that has agreed that such records remain the property of the Fund and will be surrendered promptly upon the Fund’s request. The Adviser further agrees that all records which it maintains for the Fund are the property of the Fund and it will promptly surrender any of such records upon request. In the event of termination of this Agreement for any reason, the Adviser shall deliver the Fund’s records to the Fund by such means and in accordance with such schedule as the Fund shall direct and shall otherwise cooperate, as reasonably directed by the Fund, in the transition of portfolio asset management to any successor of the Adviser.

B.            The Adviser agrees that it shall furnish to regulatory authorities having the requisite authority any information or reports in connection with its services hereunder that may be requested by them in order to determine whether the operations of the Fund are being conducted in accordance with applicable laws, rules and regulations.

V.            Representations and Warranties of Adviser

The Adviser represents and warrants to the Fund as follows:

A.            the Adviser is registered as an investment adviser under the Advisers Act;

B.            The Adviser is a limited liability company duly organized and validly existing under the laws of the State of Delaware with the power to own and possess its assets and carry on its business as it is now being conducted and as proposed to be conducted hereunder;

C.            The execution, delivery and performance by the Adviser of this Agreement are within the Adviser’s powers and have been duly authorized by all necessary action on the part of its managers or members, and no action by, or in respect of, or filing with, any governmental body, agency or official is required on the part of the Adviser for the execution, delivery and performance by the Adviser of this Agreement, and the execution, delivery and performance by the Adviser of this Agreement do not contravene or constitute a violation of, or a material default under, (i) any provision of applicable law, rule or regulation, (ii) the Adviser’s governing instruments, or (iii) any agreement, judgment, injunction, order, decree or other instrument binding upon the Adviser;

D.           None of the Adviser, its principals, employees or affiliates has been the subject of any order or injunction issued by the SEC or any other relevant securities self-regulatory organization, that none of them has been convicted of any felony or misdemeanor related to securities, investment, commodities or futures activities in any jurisdiction, whether foreign or domestic, and that none has been found to have violated any foreign or domestic federal or state securities law or any rules and/or regulations put forth by any regulatory body charged with the regulation and/or oversight of securities, investment, commodities or futures activities; and

E.             The Adviser represents that no action, suit or proceeding is pending or, to the knowledge of the Adviser, threatened against the Adviser or its principals, employees or affiliates before or by any court, regulatory agency or other governmental authority that brings into question the validity of the transactions contemplated by this Agreement or that could impair the consummation by the Adviser of this Agreement or the transactions contemplated hereby.

VI.         Survival of Representations and Warranties; Duty to Update Information

All representations and warranties made by the Adviser pursuant to Section V (Representatives and Warranties of Adviser) shall survive for the duration of this Agreement and the Adviser shall promptly notify the Adviser in writing upon becoming aware that any of its representations and warranties in Section V are no longer true or accurate in all material respects.

VII.        Liability and Indemnification

A.            The Adviser shall exercise its best judgment in rendering the services under this Agreement. The Adviser shall not be liable for any error of judgment or mistake of law or for any loss suffered by the Fund or its shareholders in connection with the matters to which this Agreement relates, provided that nothing herein shall be deemed to protect or purport to protect the Adviser against any liability to the Fund or to its shareholders to which the Adviser would otherwise be subject by reason of willful misfeasance, bad faith or gross negligence on its part in the performance of its duties or by reason of the Adviser’s reckless disregard of its obligations and duties under this Agreement. Notwithstanding the foregoing, nothing herein shall relieve the Adviser from any of its obligations under applicable law, including, without limitation, the federal and state securities laws. As used in this subsection, the term “Adviser” shall include any managers, members, officers, partners, employees and other affiliates of the Adviser, any Sub-Adviser that has entered into a sub- advisory agreement with the Adviser performing services with respect to the Fund and each person, if any, who within the meaning of the Securities Act controls the Adviser.

B.            The Adviser shall indemnify the Fund and its respective affiliates and controlling persons, for any liability and expenses, including without limitation reasonable attorneys’ fees and expenses, which may be sustained as a result of the Adviser’s willful misfeasance, bad faith, gross negligence, reckless disregard of its duties hereunder, a material breach of a provision of this

Agreement or violation of applicable law, including, without limitation, the federal and state securities laws. Unless otherwise obligated under applicable law, the Adviser shall not be liable for indirect, punitive, special or consequential damages arising out of this Agreement.

VIII.        Compensation

For the services provided under this Agreement, the Fund agrees to pay the Adviser, or cause to be paid to the Adviser, the compensation specified in Schedule A. The fee shall be computed and accrued daily and payable monthly. The obligation of the Fund to pay this fee will begin as of the date of the initial public sales of shares of the Fund (the “Effective Date”). This fee will accrue daily at the rate of 1/365th of the applicable advisory fee rate and be payable as soon as practicable after the last day of each month. For purposes of determining fees payable in this manner, the value of the Fund’s average daily net assets shall be computed at the times and in the manner specified in the Fund’s Prospectus.

IX.          Expenses

   A.            The Adviser will bear all expenses in connection with the performance of its services under this Agreement.

  B.            The Adviser shall bear all reasonable expenses of the Fund, if any, arising out of an assignment or change in control of the Adviser. In the event that there is a proposed change in control of the Adviser that would act to terminate this Agreement, and if a vote of shareholders to approve continuation of this Agreement is at that time deemed by counsel to the Fund to be required by the 1940 Act or any rule or regulation thereunder, the Adviser agrees to assume all reasonable costs associated with soliciting shareholders of the Fund to approve continuation of this Agreement. Such expenses include the costs of preparation and mailing of a proxy statement, and of soliciting proxies.

X.            Services of Other Companies or Accounts

The investment advisory services of the Adviser to the Fund under this Agreement are not to be deemed exclusive, and the Adviser, or any affiliate thereof, shall be free to render similar services to other investment companies and clients (whether or not their investment objective and policies are similar those of the Fund) and to engage in activities so long as its services hereunder are not impaired thereby. If the Adviser provides any advice to its clients concerning investment in the shares of the Fund, the Adviser shall act solely for such clients in that regard and not in any way on behalf of the Fund.

XI.          Compliance Matters

  A.            The Adviser understands and agrees that it is a “service provider” to the Fund as contemplated by Rule 38a-l under the 1940 Act.

  B.             As such, the Adviser agrees to cooperate fully with the Fund and its Trustees and officers, including the Fund’s Chief Compliance Officer (“CCO”), with respect to:

1.          any and all compliance-related matters, and

2.          the Fund’s efforts to assure that each of its service providers adopts and maintains policies and procedures that are reasonably designed to prevent violation of the “federal securities laws”, as that term is defined by Rule 38a-1, by the Fund and the Adviser. In this regard, the Adviser shall:

     a.           submit to the Board for its consideration and approval, prior to the Effective Date, the Adviser’s Rule 38a-l compliance policies and procedures;

     b.           submit to the Board for its consideration and approval, annually (and at such other times as the Fund may reasonably request), a report (“Report”) fully describing any material amendments to the Adviser’s Rule 38a-l compliance policies and procedures since the more recent of: (i) the Board’s approval of such policies and procedures or (ii) the most recent Report;

     c.           provide periodic reports discussing the Adviser’s Rule 38a-l compliance program and special reports in the event of material compliance matters;

     d.           permit the Fund and its Trustees and officers to become familiar with the Adviser’s operations and understand those aspects of the Adviser’s operations that may expose the Fund to compliance risks or lead to a violation by the Fund or the Adviser of the federal securities laws;

     e.           permit the Fund and its Trustees and officers to maintain an active working relationship with the Adviser’s compliance personnel by, among other things, providing the Fund’s CCO and other officers with a specified individual within the Adviser’s organization to discuss and address compliance-related matters;

     f.            provide the Fund and its Trustees and CCO with such certifications as may be reasonably requested; and

     g.          reasonably cooperate with the Fund’s independent registered public accounting firm and shall take all reasonable action in the performance of its obligations under this Agreement to assure that access to all reasonably necessary information and the appropriate personnel are made available to such independent registered public accounting firm, to support the expression of the independent registered public accounting firm’s opinion and their review of the appropriate internal controls and operations, as such may be required from time to time.

     h.           represent, warrant and covenant that it has implemented and shall maintain a compliance program that complies with the requirements of Rule 206(4)-7 under the Advisers Act.

XII.         Code of Ethics

The Adviser has adopted a written code of ethics (“Adviser’s Code of Ethics”) that it reasonably believes complies with the requirements of Rule 17j-1 under the 1940 Act, which it has provided to the Fund. The Adviser has adopted procedures reasonably designed to ensure compliance with the Adviser’s Code of Ethics. Upon request, the Adviser shall provide the Trust with a (i) copy of the Adviser’s Code of Ethics, as in effect from time to time, and any proposed amendments thereto that the CCO of the Fund determines should be presented to the Board, and (ii) certification that it has adopted procedures reasonably necessary to prevent Access Persons from engaging in any conduct prohibited by the Adviser’s Code of Ethics. Annually, the Adviser shall furnish a written report to the Board, which complies with the requirements of Rule 17j-l, concerning the Adviser’s Code of Ethics. The Adviser shall respond to requests for information from the Fund as to violations of the Adviser’s Code of Ethics by Access Persons and the sanctions imposed by the Adviser. The Adviser shall notify the Fund as soon as practicable after it becomes aware of any material violation of the Adviser’s Code of Ethics, whether or not such violation relates to a security held by the Fund.

XIII.       Duration and Termination ·

A.          This Agreement shall become effective on the date executed and shall remain in full force and effect continually thereafter, subject to renewal as provided in Section XIII.A.1. hereof and unless terminated automatically as set forth in Section XV hereof or until terminated as follows:

1.          This Agreement is terminable with respect to the Fund, without the payment of a penalty, on sixty (60) days’ prior written notice by the Board or vote of the holders of the “affirmative vote of a majority of the outstanding voting securities of the Fund” (as defined in the 1940 Act);

2.          This Agreement is terminable with respect to the Adviser, without payment of any penalty, on ninety (90) days’ prior written notice by the Adviser; or

3.         This Agreement shall automatically terminate two years from the date executed unless the terms of such contract and any renewal thereof is specifically approved at least annually thereafter by (i) a majority vote of the Trustees, including a majority vote of such Trustees who are not parties to the Agreement or “interested persons” (as defined in the 1940 Act) of the Fund or the Adviser, at any in-person meeting called for the purpose of voting on such approval, or (2) the vote of a majority of the Fund’s outstanding voting securities; provided, however, that if the continuance of this Agreement is submitted to the Fund’s shareholders for their approval and such shareholders fail to approve such continuance of this Agreement as provided herein, the Adviser may continue to serve hereunder as to the Fund in a manner consistent with the 1940 Act and the rules and regulations thereunder.

B.            In the event of termination of this Agreement for any reason, the Adviser shall, immediately upon notice of termination or on such later date as may be specified in such notice, cease activity on behalf of the Fund and with respect to any of its assets, except as otherwise required by any fiduciary duties of the Adviser under applicable law.

XIV.       Confidential Information

Each party agrees that it will treat confidentially all information provided by any other party regarding such other parties’ businesses and operations, including without limitation the investment activities or holdings of the Fund. All confidential information provided by a party hereto shall not be disclosed to any unaffiliated third party without the prior consent of the providing party. The foregoing shall not apply to any information that is public when provided or thereafter becomes public through no wrongful act of the recipient or which is required to be disclosed by any regulatory authority in the lawful and appropriate exercise of its jurisdiction over a party, by any auditor of the parties hereto, by judicial or administrative process or otherwise by applicable laws, rules or regulations.

XV.        Assignment and Amendments

This Agreement shall automatically terminate, without the payment of any penalty, in the event of its “assignment” (as defined in the 1940 Act). This Agreement may not be added to or changed orally and may not be modified or rescinded except by a writing signed by the parties hereto and in accordance with the requirements of the 1940 Act, when applicable.

XVI.      Reference to Adviser

The Adviser grants the Fund (i) non-exclusive rights to use, display and promote trademarks of the Adviser in conjunction with any activity associated with the Fund and (ii) any rights to use, display and promote trademarks of a Sub-Adviser granted to the Adviser with respect to the Fund. In addition, the Adviser may promote the identity of and services provided by the Adviser to the Fund, which references shall not differ in substance from those included in the Fund’s Prospectus and Statement of Additional Information or in any advertising or promotional materials. The Adviser is not aware of any actions, claims, litigation or proceedings existing or threatened that would adversely affect or prejudice the rights of the Adviser or the Fund to use the name “Crow Point”. The Adviser shall submit to the Fund for its review and approval all such public information materials relating to the Fund.

XVII.     Miscellaneous

A.            This Agreement constitutes the full and complete agreement of the parties hereto with respect to the subject matter hereof.

B.             Titles or captions of sections in this Agreement are inserted only as a matter of convenience and for reference, and in no way define, limit, extend or describe the scope of this Agreement or the intent of any provisions thereof.

C.             This Agreement may be executed in several counterparts, all of which together shall for all purposes constitute one Agreement, binding on all the parties.

D.            This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware without reference to choice of law principles thereof and in accordance with the 1940 Act. In the case of any conflict, the 1940 Act shall control.

E.            If any provisions of this Agreement or the application thereof to any party or circumstances shall be determined by any court of competent jurisdiction to be invalid or unenforceable to any extent, the remainder of this Agreement or the application of such provision to such person or circumstance, other than these as to which it so determined to be invalid or unenforceable, shall not be affected thereby, and each provision hereof shall be valid and shall be enforced to the fullest extent permitted by law.

F.            In the performance of its duties hereunder, the Adviser is and shall be an independent contractor and, unless otherwise expressly provided herein or otherwise authorized in writing, shall have no authority to act for or represent the Fund in any way or otherwise be deemed to be an agent of the Fund. If any occasion should arise in which the Adviser gives any advice to its clients concerning the shares of the Fund, the Adviser will act solely as investment counsel for such clients and not in any way on behalf of the Fund.

G.            If any provisions of this Agreement shall be held or made invalid by a court decision or applicable law, the remainder of the Agreement shall not be affected adversely and shall remain in full force and effective.

H.            This Agreement is executed by or on behalf of the Fund and the obligations hereunder are not binding upon any of the Trustees, officers or shareholders of the Fund individually but are binding only upon the Fund and its assets and property.

I.             Notices of any kind to be given by the parties to each other under the terms of this Agreement shall be in writing, delivered or mailed postpaid to the other party or transmitted by electronic mail, facsimile with acknowledgment of receipt, to the respective party at the following addresses or facsimile numbers, which may from time to time be changed by a party with notice to the other party:

If to the Adviser:

Peter J. DeCaprio, Managing Member

Crow Point Partners, LLC

25 Recreation Park Drive, Suite 110

Hingham, MA 02043

If to the Fund:

PRISM Multi Strategy Fund

c/o M3Sixty Administrator, LLC

4300 Shawnee Mission Parkway, Suite 100

Fairway, KS 66205

[signature page follows]

IN WITNESS WHEREOF, the parties hereto have caused this instrument to be executed by their officers designated below as of the date first set forth above.

PRISM MULTI STRATEGY FUND

By:	/s/ Peter J. DeCaprio
Name: Peter J. DeCaprio
Title: President

CROW POINT PARTNERS LLC

By:	/s/ Peter J. DeCaprio
Name: Peter J. DeCaprio
Title: Managing Member

SCHEDULE A

As of September 15, 2017

PRlSM Multi Strategy Fund	The Adviser shall be entitled to an annualized advisory fee of 1.50% of the average daily net assets of the Fund